EXHIBIT 23.2



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of CFX Corporation on Form S-8 pertaining to the CFX Corporation 1995 Stock Option Plan, of our report dated January 20, 1995, included and incorporated by reference in the Annual Report on Form 10-K of CFX Corporation for the year ended December 31, 1994.



                                       WOLF & COMPANY, P.C.



Boston, Massachusetts
August 11, 1995